                                                                      Exhibit 21

              SUBSIDIARIES OF LEXINGTON CORPORATE PROPERTIES TRUST
                         (JURISDICTION OF ORGANIZATION)

Barnhech Montgomery Associates Limited Partnership (Maryland)
Barnvyn Bakersfield Associates L.P. (California)
Lepercq Corporate Income Fund L.P. (Delaware)
Lepercq Corporate Income Fund II L.P. (Delaware)
Lex GP-1 Trust (Delaware)
Lex LP-1 Trust (Delaware)
Lexington Auburn Hills, Inc. (Delaware)
Lexington Auburn Hills L.L.C. (Delaware)
Lexington Baton Rouge L.L.C. (Louisiana)
Lexington BCBS L.L.C. (South Carolina)
Lexington Boca L.L.C. (Florida)
Lexington Boca Manager L.L.C. (Delaware)
Lexington Boudreau Inc. (Delaware)
Lexington Bristol L.P. (Delaware)
Lexington Bristol Manager, Inc. (Delaware)
Lexington Chester Industrial, L.L.C. (South Carolina)
Lexington Chester Manager, Inc. (South Carolina)
Lexington Columbia Expansion Manager, Inc. (South Carolina)
Lexington Columbia Expansion L.L.C. (South Carolina)
Lexington Columbia Manager, Inc. (South Carolina)
Lexington Columbia Master Manager, Inc. (Delaware)
Lexington Columbia Master L.L.C. (Delaware)
Lexington Danville L.L.C. (Delaware)
Lexington Decatur L.L.C. (Delaware)
Lexington Decatur Manager L.L.C. (Delaware)
Lexington Dillon L.L.C. (South Carolina)
Lexington Dillon Manager L.L.C. (Delaware)
Lexington Dubuque L.L.C. (Delaware)
Lexington Dulles L.L.C. (Delaware)
Lexington Dulles Manager L.L.C. (Delaware)
Lexington English Corp. (Delaware)
Lexington Florence L.L.C. (Delaware)
Lexington Florence Manager L.L.C. (Delaware)
Lexington Fort Mill L.L.C. (Delaware)
Lexington Fort Mill Manager L.L.C. (Delaware)
Lexington Glendale L.L.C. (Delaware)
Lexington Glendale Manager L.L.C. (Delaware)
Lexington Groveport L.L.C. (Delaware)
Lexington Groveport Manager L.L.C. (Delaware)

Lexington Hampton L.L.C. (Delaware)
Lexington Herndon, Inc. (Delaware)
Lexington Kingston Doughten Inc. (Delaware)
Lexington Kingston Doughten L.P. (Delaware)
Lexington Kingston Main Inc. (Delaware)
Lexington Kingston Main L.P. (Delaware)
Lexington Knoxville L.L.C. (Delaware)
Lexington Knoxville Manager L.L.C. (Delaware)
Lexington Lake Forest L.L.C. (Delaware)
Lexington Lake Forest Manager L.L.C. (Delaware)
Lexington Lancaster L.L.C. (Delaware)
Lexington Lancaster II L.L.C. (Delaware)
Lexington Lancaster Manager L.L.C. (Delaware)
Lexington Livonia L.L.C. (Michigan)
Lexington Mechanicsburg Inc. (Delaware)
Lexington Mechanicsburg L.P. (Delaware)
Lexington Memorial L.L.C. (Delaware)
Lexington Milpitas L.L.C. (California)
Lexington Milpitas Manager, Inc. (California)
Lexington Milpitas Manager L.L.C. (Delaware)
Lexington Minneapolis L.L.C. (Delaware)
Lexington OC L.L.C. (Delaware)
Lexington Realty Advisors, Inc. (Delaware)
Lexington Richmond L.L.C. (Delaware)
Lexington Richmond Manager, Inc. (Delaware)
Lexington Sky Harbor L.L.C. (Delaware)
Lexington Valley Forge L.P. (Delaware)
Lexington Valley Forge II L.P. (Delaware)
Lexington Warren L.L.C. (Delaware)
Lexington Westmont L.L.C. (Delaware)
Lexmem, Inc. (Delaware)
LXP Canton, Inc. (Delaware)
LXP Funding Corp. (Delaware)
LXP Memorial L.L.C. (Delaware)
LXP I, Inc. (Delaware)
LXP I, L.P. (Delaware)
LXP II, Inc. (Delaware)
LXP II, L.P. (Delaware)
Net 1 Gainesville Inc., (Delaware)
Net 1 Gainesville L.P. (Delaware)
Net 1 Henderson L.L.C. (North Carolina)
Net 1 Phoenix L.L.C. (Delaware)
Net 2 Canton L.L.C. (Delaware)
Net 2 Cox L.L.C. (Delaware)
Net 2 Hampton L.L.C. (Delaware)
Net 2 Ocala L.L.C. (Florida)

Net 2 Plymouth Inc. (Delaware)
Net 2 Plymouth L.L.C. (Delaware)
Net 2 Stone L.L.C. (Delaware)
Net 3 Acquisition L.P. (Delaware)
North Tampa Associates (Florida)
Phoenix Hotel Associates Limited Partnership (Arizona)
Savannah Waterfront Hotel L.L.C. (Georgia)
Union Hills Associates (Arizona)
Union Hills Associates II (Arizona)
Union Hills, Inc. (Delaware)